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                                                                       EXHIBIT 5



                         NUTTER, McCLENNEN & FISH, LLP

                                ATTORNEYS AT LAW

                            ONE INTERNATIONAL PLACE
                        BOSTON, MASSACHUSETTS 02110-2699

          TELEPHONE: (617) 439-2000          FACSIMILE: (617) 973-9748



                                December 3, 1997


AutoImmune Inc.
128 Spring Street
Lexington, MA  02173

Gentlemen/Ladies:

   Reference is made to the registration statement on Form S-8 (the "Registration Statement') that AutoImmune Inc. (the "Company") is filing concurrently herewith with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), with respect to (i) 600,000 shares of the Company's Common Stock, $.01 par value (the "Common Stock") issuable pursuant to the Company's Amended and Restated 1988 Stock Option Plan (the "Plan") and (ii) an indeterminate number of shares of such Common Stock which may be issued or become issuable pursuant to certain antidilution provisions of the Plan.

   We have acted as legal counsel for the Company in connection with this amendment to the Plan, are familiar with the Company's Amended and Restated Certificate of Incorporation and By-Laws, both as amended to date, and have examined such other documents as we deemed necessary for this opinion. Based upon the foregoing, we are of the opinion that:

   1. When issued and paid for in compliance with the terms of the Plan, the 600,000 shares of Common Stock referred to above will be duly and validly issued, fully paid and non-assessable.

   2. The additional shares of Common Stock which may become issuable pursuant to certain antidilution provisions of the Plan, if and when issued in accordance with the terms of the Plan and upon compliance with the applicable provisions of law and of the Company's Amended and Restated Certificate of Incorporation and By-Laws, both as then amended, will be duly and validly issued, fully paid and non-assessable.
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AutoImmune Inc.
December 3, 1997
Page 2


    We understand that this opinion letter is to be used in connection with the Registration Statement and hereby consent to the filing of this opinion letter with and as a part of the Registration Statement and of any amendments thereto. It is understood that this opinion letter is to be used in connection with the offer and sale of the aforesaid shares of Common Stock only while the Registration Statement, as it may be amended from time to time as contemplated by Section 10(a)(3) of the Securities Act, is effective under the Securities Act.


                              Very truly yours,

                              /s/Nutter, McClennen & Fish, LLP

                              Nutter, McClennen & Fish, LLP


CA/SLG/dcn